UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 1, 2005

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 27, 2005, the Compensation Committee of Great Lakes Dredge & Dock Corporation agreed to the payment of cash bonuses totaling approximately $330,000 to certain members of management on the basis of the Company’s financial results for 2004.  Included within this amount is $61,000 to be paid to the Company’s named executive officers.

Item 2.02 – Results of Operations and Financial Condition

On February 1, 2005, Great Lakes Dredge & Dock Corporation issued an earnings release announcing its financial results for the quarter and year ended December 31, 2004.  A copy of the earnings release is attached as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  – Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1	Earnings Release of Great Lakes Dredge & Dock Corporation dated February 1, 2005, announcing financial results for the quarter and year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	February 1, 2005	Deborah A Wensel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Earnings Release of Great Lakes Dredge & Dock Corporation dated February 1, 2005, announcing financial results for the quarter and year ended December 31, 2004.